UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2015 (January 16, 2015)

BOULDER BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Pearl Street — Suite 300 Boulder, Colorado	80302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 652-0521

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 16, 2015, the Board of Directors (the “Board”) of Boulder Brands, Inc. (the “Company”) amended the Company’s bylaws to provide for a majority voting standard for the election of directors to the Board in uncontested elections. In uncontested elections, director nominees will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In contested elections, director nominees will continue to be elected by a plurality voting standard.

The foregoing information is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K.

On January 16, 2015, the Board also amended the Company’s Corporate Governance Guidelines to include a resignation policy which provides that, if an incumbent director who was a nominee for re-election is not re-elected in an uncontested election of directors, the incumbent director will be required to tender his or her resignation for consideration by the Board’s Governance and Nominating Committee. The Corporate Governance Guidelines, as amended, are available on the Company’s website (www.boulderbrands.com) under “Investor Center—Corporate Governance Highlights.”

Item 9.01	Financial Statements and Exhibits

(d) Exhibit.

3.1	Second Amended and Restated Bylaws of Boulder Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2015	BOULDER BRANDS, INC.

(registrant)

	By:	/s/ Christine Sacco
Christine Sacco
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of Boulder Brands, Inc.